EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-14397 of The Procter & Gamble Company on Form S-8 of our report dated June 22, 2005, appearing in this Annual Report on Form 11-K of The Procter & Gamble Subsidiaries Savings Plan for the year ended December 31, 2004.


/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Cincinnati, OH
June 22, 2005